UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2014

NCR CORPORATION
(Exact Name of Registrant Specified in Charter)

Maryland	001-00395	31-0387920
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

3097 Satellite Boulevard
Duluth, GA 30096
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
Jennifer M. Daniels, Senior Vice President, General Counsel and Secretary, has notified NCR Corporation (“NCR”) of her decision to resign from NCR effective October 31, 2014 to pursue another opportunity at Colgate-Palmolive Company.  Bill Nuti, Chairman, Chief Executive Officer and President of NCR said “On behalf of our Board of Directors, stockholders and employees, we thank Jennifer for her service to NCR and wish her all the best on the next step in her career.”

NCR Corporation

Dated: October 14, 2014	By:	/s/ Jennifer M. Daniels
		Name:	Jennifer M. Daniels
		Title:	Senior Vice President, General Counsel and Secretary